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                                                               [PEREGRINE LOGO]
                   NONSOLICITATION AND NON-HIRING AGREEMENT


     This nonsolicitation and non-hiring agreement is made by and between Peregrine Systems, Inc., a Delaware corporation ("PSI") and Douglas F. Garn ("Employee") effective January 8, 1998 (the "Agreement").

     WHEREAS, Employee has elected to terminate his employment as Vice President, North America with PSI;

     WHEREAS, Employee's position as Vice President, North America has placed him in a position of significant oversight and/or influence on PSI employees and consultants;

     WHEREAS, PSI desires to extend the vesting of 25,000 options (the "Stock Options") to purchase Common Stock of PSI as granted in Employee's stock option grant of April 1, 1996 (the "Stock Option Agreement") in exchange for Employee's, and his employer's, not soliciting and/or hiring of any PSI employees or consultants; and

     WHEREAS, Employee desires to accept the extension of vesting rights on the Stock Options and enter into this Agreement,

     NOW, in consideration of the mutual promises, agreements, and covenants contained herein, PSI and Employee hereby agree as follows:

     1. PSI shall extend the vesting period of the Stock Option Agreement to July 2, 1998, to permit the vesting of the additional Stock Options. Employee shall be permitted 90 days after July 2, 1998, to exercise the additional Stock Options. Notwithstanding the extension set forth in this paragraph, all stock options under the Stock Option Agreement in which Employee is vested at the time of his termination from PSI shall be exercised during the time required by, and in accordance with, the Stock Option Agreement.

     2. For a period of one year following the termination of the employment of Employee from PSI:

           (a) Employee (including any employer of Employee during the one year period) shall not solicit, induce, or attempt to solicit or induce, directly or indirectly, any PSI employee or consultant for employment (in any capacity, including but not limited as an employee or consultant).

           (b) Employee (including any employer of Employee during the one year period) shall not solicit, induce, or attempt to solicit or induce, directly or indirectly, any PSI employee or consultant from leaving employment or consultancy with PSI.

           (c) Employee (including any employer of Employee during the one year period) shall not contract or hire (in any capacity, including but not limited as an employee or consultant), directly or indirectly, any PSI employee or consultant.

     3. For purposes of this Agreement, the phrase "PSI employee or consultant" shall mean any individual engaged by PSI as an employee or consultant (i) at the time this agreement is entered into or (ii) at any time during the one year period following the termination of the employment of Employee from PSI.


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     4.   If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect. The parties further agree that if any court of competent jurisdiction shall declare this entire Agreement illegal, invalid, or unenforceable, then Employee shall return all consideration received under this Agreement, or the value of such consideration measured at the time that this Agreement is entered into.

     5. Employee represents that he/she has read this Agreement carefully and understands and agrees to its terms. Employee acknowledges that he/she has been given the opportunity to consult with his/her own legal counsel before executing this Agreement and that he/she is entering this Agreement voluntarily and without any undue influence by PSI.

PEREGRINE SYSTEMS, INC.                EMPLOYEE
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By: /s/ Richard T. Nelson              /s/ Douglas F. Garn
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Printed Name: Richard T. Nelson        Printed Name: Douglas F. Garn
              --------------------                   --------------------

Title: Vice President, Secretary and General Counsel
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